Exhibit 10.1

SUBSCRIPTION AGREEMENT

dated as of March 13, 2012

by and among

WATSCO, INC.,

UTC CANADA CORPORATION

and

CARRIER CORPORATION

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”) dated as of March 13, 2012, is by and among Watsco, Inc., a Florida corporation (“Watsco”), UTC Canada Corporation, a corporation existing under the laws of the Province of New Brunswick, Canada (“UTC Canada”), and, solely for the purposes of Section 4 and Section 5.1(c) herein, Carrier Corporation, a Delaware corporation (“Carrier”).

WHEREAS, Watsco and UTC Canada have entered into that certain Agreement, dated as of the date hereof (the “Asset Purchase Agreement”), by and among Watsco, UTC Canada, WATSCO Canada Inc., a corporation existing under the laws of the Province of New Brunswick, Canada (hereinafter referred to as “Watsco Canada”), and Carrier Enterprise Canada L.P., a limited partnership existing under the laws of the Province of Ontario, Canada (the “JV”); and

WHEREAS, this Agreement is entered into pursuant to and in accordance with the Asset Purchase Agreement, and is the “Subscription Agreement” identified in Section 8.5 thereof, pursuant to which UTC Canada will contribute its distribution business for “Carrier,” “Bryant,” and “Payne” branded residential and light commercial HVAC products and Carrier branded commercial applied HVAC equipment to the JV in exchange for $CDN 168,870,000 and a 40% limited partnership interest in the JV; and

WHEREAS, in exchange for a 60% limited partnership interest in the JV, Watsco Canada will contribute $CDN 168,870,000 to the JV; and

WHEREAS, pursuant to the terms of this Agreement, UTC Canada subscribes for that number of shares of $.50 par value Common stock of Watsco between 750,000 and 1,250,000 (inclusive) as such number is designated by UTC Canada pursuant to Section 3 below (the “Purchased Shares”), for a purchase price equal to the Volume Weighted Average Trading Price of the Purchased Shares (the “Purchased Shares Consideration”), with respect to which Watsco’s Board of Directors (the “Board”) has determined to be adequate in accordance with Section 607.0621 of the Florida Business Corporations Act (the “FBCA”); and

WHEREAS, shareholders of Watsco holding in excess of 50% of the aggregate voting power of Watsco’s issued and outstanding Common stock, par value $0.50 per share (“Common Shares”), and Class B common stock, par value $0.50 per share (“Class B Shares”), have, by written consent in accordance with the FBCA and Watsco’s by-laws, approved the issuance and sale of the Purchased Shares solely for purposes of New York Stock Exchange Rule 312.03 (the “Watsco Shareholder Approval”); and

WHEREAS, capitalized terms used herein but not herein defined shall have the respective meanings ascribed thereto in the Asset Purchase Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and intending to be legally bound hereby, Watsco and UTC Canada agree as follows:

SECTION 1. Definitions. The following terms, whenever used herein, shall have the following respective meanings for all purposes of this Agreement.

1.1 “Affiliate” means as to any Person (a) any Person which directly or indirectly controls, is controlled by, or is under common control with such Person, and (b) any Person who is a director, officer, partner or principal of such Person or of any Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by ownership of voting stock, by contract or otherwise.

1.2 “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of Watsco, as amended through the date hereof.

1.3 “Bylaws” means the Bylaws of Watsco, as amended through the date hereof.

1.4 “Encumbrances” means any and all liens, encumbrances, charges, mortgages, deeds of trust, options, pledges, restrictions on transfer, preemptive rights, rights of first refusal or offer, security interests, hypothecations, easements, rights of way or encroachments of any nature whatsoever, whether voluntarily incurred or arising by operation of law.

1.5 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.6 “Governmental Authority” means any nation or country (including but not limited to the United States) and any state, commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

1.7 “Material Adverse Effect” means a material adverse effect on the business, results of operations, properties or assets of a Person; provided, however, that “Material Adverse Effect” shall not include the impact on such business, results of operations, properties or assets of a Person arising out of or attributable to (i) economic conditions affecting the United States generally, (ii) conditions or effects affecting the capital markets in the United States generally or (iii) effects relating to the announcement of the execution of this Agreement or otherwise to the pendency of the transactions contemplated hereby, except to the extent that the impact of any of the conditions or events described in the foregoing clauses (i), (ii) or (iii) disproportionally affects such Person.

1.8 “Person” means any individual, corporation (including any not-for-profit corporation), general or limited partnership, limited liability partnership, joint venture, estate, trust, firm, company (including any limited liability company or joint stock company), association, organization, entity or Governmental Authority.

1.9 “SEC” means the United States Securities and Exchange Commission.

1.10 “Securities Act” means the Securities Act of 1933, as amended.

1.11 “Subsidiary” means with respect to any Person, (i) any corporation fifty percent (50%) or more of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation is at the time owned by such Person, directly or indirectly through one or more Subsidiaries, and (ii) any other Person, including but not limited to a joint venture, a general or limited partnership or a limited liability company, in which such Person, directly or indirectly through one or more Subsidiaries, at the time owns at least fifty percent (50%) or more of the ownership interests entitled to vote in the election of managing partners, managers or trustees thereof (or other Persons performing such functions) or acts as the general partner, managing member, trustee (or Persons performing similar functions) of such other Person.

1.12 “Volume Weighted Average Trading Price” means the weighted average of the reported per share prices at which transactions in the Common Shares are executed on the New York Stock Exchange (the “NYSE”) during the ten (10) consecutive trading days ending on and including the second (2nd) trading day immediately prior to the Closing Date as such weighted average price is reported by Bloomberg Financial Markets.

SECTION 2. Authorization of Sale of the Shares. In consideration for the Purchased Shares Consideration, subject to the terms and conditions of this Agreement, the Board has authorized the issuance and sale to UTC Canada of the Purchased Shares.

SECTION 3. Agreement to Sell and Purchase the Shares. On or prior to the third (3rd) trading day immediately prior to the Closing Date, UTC Canada shall deliver to Watsco written notice of the exact number of Purchased Shares between 750,000 and 1,250,000 (inclusive) that it will purchase hereunder, and such number shall become the Purchased Shares for all purposes under this Agreement. Subject to the terms and conditions of this Agreement, at the Closing, Watsco shall issue and sell to UTC Canada, and UTC Canada shall purchase from Watsco, the Purchased Shares in exchange for the Purchased Shares Consideration; provided, that if the Volume Weighted Average Trading Price of the Common Shares is less than $50.00, by not later than the trading day prior to the Closing Date Watsco may give UTC Canada a notice requesting that UTC Canada accept a Purchased Shares Consideration per share of $50.00, in which case, (A) if UTC Canada gives Watsco a notice accepting the request before Closing, the Purchased Shares Consideration per share will be deemed to be $50.00 for purposes of this Agreement and (B) otherwise, this Agreement will terminate and shall cease to be of any force or effect. Termination of this Agreement solely as a result of clause (B) of the immediately preceding sentence shall be independent of and shall not cause a termination of the Asset Purchase Agreement. On the other hand, if Closing does not occur under the Asset Purchase Agreement, this Agreement shall terminate and shall cease to be of any force or effect.

SECTION 4. Amendment to Shareholder Agreement; Schedule 14C. At Closing, Watsco, Carrier Corporation and UTC Canada shall enter into a Second Amended and Restated Shareholders Agreement (the “Amended Shareholders Agreement”), which shall be substantially similar to, and which shall amend and restate in its entirety, that certain Amended and Restated Shareholder Agreement, dated as of January 24, 2012 between Watsco and Carrier (the “Existing Shareholder Agreement”), for the purposes of (i) UTC Canada becoming a party to, and bound by, the Existing Shareholder Agreement, as a “Shareholder” thereto, as such agreement is amended by the Amended Shareholders Agreement, (ii) including the Purchased Shares within the definition of “Registrable Securities” contained therein, (iii) revising the definition of “Closing Date” contained therein to include, as applicable, the “Closing Date” as defined in the

Asset Purchase Agreement, (iv) providing that Carrier’s and UTC Canada’s respective Percentage Interests (as defined in the existing Shareholder Agreement) shall be aggregated and attributed to each of Carrier and UTC Canada for purposes of Article II of the Existing Shareholder Agreement and (v) making such other changes on which Watsco, Carrier Corporation and UTC Canada mutually agree. As soon as practicable after the Closing Date, but in no event later than one hundred eighty (180) days after the Closing Date, Watsco shall use reasonable best efforts to prepare and file with the Commission a Registration Statement covering the resale of all of the Purchased Shares pursuant to Section 3.1(a)(i) of the Amended Shareholders Agreement. Watsco shall otherwise perform its obligations under Article III of the Amended Shareholders Agreement with respect to such Registration Statement. Within five (5) days after the date of this Agreement, Watsco shall file with the SEC, in accordance with the applicable rules and regulations promulgated by the SEC under the Exchange Act, a preliminary Information Statement on Schedule 14C (the “Preliminary 14C”) in respect of shareholder approval of the issuance of the Purchased Shares for purposes of New York Stock Exchange Rule 312.03 (the “Shareholder Approval”), and, on the later of (i) the eleventh (11th) day immediately following the date of such filing or (ii) the second (2nd) Business Day following the date on which the SEC clears any and all SEC Staff comments to the Preliminary 14C, Watsco shall file with the SEC and mail to Watsco’s non-consenting shareholders a definitive Information Statement on Schedule 14C in respect of the Shareholder Approval (the “Definitive 14C”).

SECTION 5. Closing; Conditions

5.1 Closing Deliverables. At the Closing,

(a) Watsco shall deliver to UTC Canada one or more stock certificates registered in the name of UTC Canada, with its address at One Germain Street, Suite 1500, Saint-John, New Brunswick, Canada, E2L 4H8, and with Canadian tax identification number 88173 1814 RC0001, each such certificate bearing a restrictive legend, substantially in the form set forth in Section 8.2;

(b) UTC Canada shall deliver the Purchased Shares Consideration to Watsco by wire transfer of U.S. federal funds to an account identified by Watsco in writing at least three business days prior to the Closing Date;

(c) Carrier, UTC Canada and Watsco shall execute and deliver the Amended Shareholders Agreement.

5.2 Conditions to Watsco’s Obligations. Watsco’s obligation to complete the sale of the Shares at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless otherwise waived by Watsco in its sole discretion (“Watsco Closing Conditions”):

(a) each of the representations and warranties of UTC Canada set forth in Section 7 shall be true and correct on the Closing Date;

(b) UTC Canada shall have performed and complied with all covenants, agreements and obligations contained in this Agreement that are required to be performed or complied with by UTC Canada on or prior to the Closing; and

(c) the number of days set forth in either Rule 14c-2(b) under the Exchange Act or Note D(3) to Schedule 14A, as applicable, following the date of mailing of the Definitive 14C shall have elapsed.

5.3 Conditions to UTC Canada’s Obligations. UTC Canada’s obligation to purchase the Purchased Shares at Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions, unless otherwise waived by UTC Canada in its sole discretion (“UTC Canada Closing Conditions” and, together with Watsco Closing Conditions, the “Closing Conditions”):

(a) each of the representations and warranties of Watsco set forth in Section 6 that is qualified by materiality or Material Adverse Effect or words of similar effect shall be accurate in all respects as of the Closing Date (except to the extent any such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be accurate as of such date), and each of the representations and warranties of Watsco set forth in Section 6 that is not so qualified shall be accurate in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be accurate in all material respects as of such date);

(b) Watsco shall have performed and complied with all covenants, agreements and obligations contained in this Agreement that are required to be performed or complied with by Watsco on or before the Closing; and

(c) (i) Watsco shall have filed with the SEC and mailed to Watsco’s non-consenting shareholders, in accordance with in Section 4 above and the applicable rules and regulations promulgated by the SEC under the Exchange Act, the Definitive 14C, and (ii) the number of days set forth in either Rule 14c-2(b) under the Exchange Act or Note D(3) to Schedule 14A, as applicable, following the date of mailing of the Definitive 14C shall have elapsed.

5.4 Watsco Conduct of Business. Watsco agrees that, between the date of this Agreement and the Closing Date, except as expressly contemplated by any other provision of this Agreement, unless UTC Canada shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed), Watsco shall not, and shall not permit any Subsidiaries to, directly or indirectly, do any of the following:

(a) solely in the case of Watsco, declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Capital Stock, except for regular quarterly cash dividends in the ordinary course consistent with past practice in an amount not greater than $.62 per share, or split, combine, or reclassify, or otherwise amend any terms of any Capital Stock;

(b) issue (or authorize the issuance of), sell, bid for, redeem, purchase or otherwise acquire (A) any Capital Stock, (B) any rights, warrants or options to acquire any shares of Capital Stock, or (C) any other securities in respect of, in lieu of or in substitution for shares of Capital Stock, or induce, or attempt to induce any other Person to do any of the foregoing, except (1) for issuances of, and issuances of Capital Stock pursuant to the exercise of, employee and director stock options in the ordinary course of business consistent with past practice; (2) for issuances of Capital Stock that are not required to be submitted to a vote of the holders of any class or series of Capital Stock under the rules and regulations of the NYSE; and (3) for unsolicited purchases of Capital Stock effected prior to the Measurement Period, which purchases are not effected (x) from or through a broker or dealer, (y) on a securities exchange or (z) through an inter-dealer quotation system or electronic communications network (as such term is defined under Rule 600 of Regulation NMS under the Exchange Act);

(c) take any action with the primary purpose of affecting the trading price of any Capital Stock;

(d) amend any of its organizational documents or the Original Revolving Credit Agreement, the Amendment or the Revolving Credit Agreement in a manner that would reasonably be expected to adversely impact (A) the consummation of the transactions contemplated by this Agreement or (B) UTC Canada;

(e) enter into any agreement that would purport to limit the freedom of Watsco or its Subsidiaries (whether prior to or following the Closing) to compete freely in any line of business or in any geographic area relating to their respective business (other than this Agreement and/or the Ancillary Agreements);

(f) make any material change in any of its accounting methods or practices, except as required by GAAP;

(g) sell, assign, transfer or otherwise dispose of any equity interests in any of its Subsidiaries, or any securities convertible into or exchangeable for equity interests therein;

(h) enter into any new line of business outside of its existing business; or

(i) agree to do, or make any announcement with respect to, any of the foregoing.

SECTION 6. Representations, Warranties and Covenants of Watsco. Watsco hereby represents and warrants to UTC Canada as follows:

6.1 Issuance of Shares. Watsco has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and Watsco’s issuance and sale of the Purchased Shares. The Purchased Shares, when issued and delivered and paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable and will be issued free and clear of any Encumbrances (other than as arising under applicable securities laws, this Agreement or any Encumbrances created by UTC Canada). Assuming the accuracy of the representations and warranties of UTC Canada set forth in Section 7 of this Agreement, the Purchased Shares will be issued in compliance with all applicable federal and state securities laws.

6.2 Organization and Qualification. Watsco is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the power to own, manage, lease and hold its properties and assets and to carry on its business as and where such properties and assets are presently located and such business is presently conducted. Each of Watsco and its Subsidiaries is duly qualified or licensed to do business and is in good standing as a foreign entity in each of the jurisdictions where the character of its properties owned, managed, leased or held or the nature of its business makes such qualification or licensing necessary, except for any such failures to be so qualified or licensed and in good standing that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

6.3 Articles of Incorporation and Bylaws. Watsco has made available to UTC Canada true, accurate and complete copies of the Articles and Bylaws, each of which is in full force and effect. Watsco is not in violation of any of the provisions of its Articles or Bylaws.

6.4 Capitalization. The authorized capital stock of Watsco consists of sixty million (60,000,000) Common Shares and ten million (10,000,000) Class B Shares (Common Shares and Class B Shares are referred to collectively as “Capital Stock”). As of March 13, 2012, (i) 28,362,424 Common Shares were issued and outstanding, all of which were validly issued, fully paid and are nonassessable, (ii) 4,709,932 Class B Shares were issued and outstanding, all of which were validly issued, fully paid and are nonassessable, and (iii) 6,322,650 Common Shares and 48,263 Class B Shares were held in the treasury of Watsco or by its Subsidiaries. As of March 13, 2012, 524,989 shares of Capital Stock were reserved for future issuance pursuant to warrants, stock options and other stock awards, and restricted stock awards granted and outstanding as of March 13, 2012 under Watsco’s compensation plans, and such shares are sufficient in number for such future issuances. All shares of Capital Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Watsco or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Capital Stock or the equity interests of any Subsidiary of Watsco. Watsco has not repurchased any outstanding shares of Capital Stock since December 31, 2011, other than pursuant to ordinary course commitments. All of the outstanding equity interests of each of Watsco’s Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such equity interests are owned by Watsco or a Subsidiary of Watsco (except for Carrier Enterprise, LLC, of which Watsco owns only 60% of such entity’s issued and outstanding equity interests), free and clear of any preemptive rights or Encumbrances with respect thereto.

6.5 Authorization, Enforceability and Related Matters. (i) Watsco has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement; (ii) the making and performance of this Agreement by Watsco and the consummation by Watsco of the transactions contemplated herein will not violate any provision of Watsco’s Articles or Bylaws or, except to the extent that it would not have a Material Adverse Effect on Watsco or adversely affect Watsco’s ability to consummate the transactions contemplated hereby, conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which Watsco is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to Watsco; (iii) except for Watsco Shareholder Approval, which has been obtained, no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required in respect of Watsco’s execution and delivery of this Agreement or the consummation by Watsco of the transactions contemplated by this Agreement; (iv) upon the execution and mutual delivery of this Agreement by the parties hereto, this Agreement shall constitute a legal, valid and binding obligation of Watsco, enforceable against Watsco in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws; and (v) there is not in effect any order enjoining or restraining Watsco from entering into or engaging in any of the transactions contemplated by this Agreement.

6.6 Brokers or Finders. No broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other person or entity is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Watsco or any of its Affiliate.

6.7 SEC Reports.

(a) Watsco has filed all registration statements, forms, reports, definitive proxy statements and other documents required to be filed by Watsco or its Subsidiaries with the SEC since February 29, 2012. All such registration statements, forms, reports and other documents (not including any information furnished to the SEC, including, but not limited to, all information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K) are referred to herein as the “SEC Reports.” The SEC Reports (i) were filed on a timely basis and (ii) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act applicable to such SEC Reports.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the SEC Reports at the time filed (i) complied in all material respects with applicable generally accepted accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with applicable generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC under the Exchange Act) and (iii) fairly presented in all material respects the consolidated financial position of

Watsco and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were subject to normal and recurring year end adjustments which were not material in amount.

(c) Except as disclosed in Watsco’s annual report on Form 10-K filed on February 29, 2012 and any subsequent quarterly reports on Form 10-Q or current reports on Form 8-K (excluding any risk factor disclosure contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature) filed and publicly available prior to the date of this Agreement, (i) Watsco and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with applicable generally accepted accounting principles, (ii) each of Watsco and its Subsidiaries maintains disclosure controls and procedures required by Rules 13a-15 or 15d-15 under the Exchange Act, and such disclosure controls and procedures are effective to ensure that all material information concerning Watsco is made known on a timely basis to the individuals responsible for the preparation of Watsco’s filings with the SEC and other public disclosure documents as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to the SEC Reports, (iii) there are no significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect Watsco’s ability to record, process, summarize and report financial information, Watsco has disclosed to its outside auditors any significant deficiencies or material weaknesses in internal controls, and, to Watsco’s knowledge, there is no reason to believe that Watsco’s outside auditors and Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due, (iv) to Watsco’s knowledge, there is no fraud, whether or not material, that involves management or other employees who have a significant role in Watsco’s internal controls and (v) Watsco is in compliance in all material respects with the applicable listing and other rules and regulations of the New York Stock Exchange and the NYSE Amex.

6.8 Material Changes; Undisclosed Events, Liabilities or Developments. Since February 29, 2012, except as specifically disclosed in any SEC Report filed subsequent to February 29, 2012 and prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) Watsco has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in Watsco’s financial statements pursuant to generally accepted accounting principals in the United States; (iii) Watsco has not altered its method of accounting; (iv) Watsco has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its Capital Stock; and (v) Watsco has not issued any equity securities to any of its officers, directors or Affiliates.

6.9 Full Disclosure. No representation or warranty made by Watsco in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein not misleading.

SECTION 7. Representations, Warranties and Covenants of UTC Canada. UTC Canada represents and warrants to Watsco that:

7.1 Experience. (i) UTC Canada is knowledgeable, sophisticated and experienced in financial and business matters, and is making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Purchased Shares, including investments in securities issued by Watsco and/or comparable entities, has the ability to bear the economic risks of an investment in the Purchased Shares and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Purchased Shares; (ii) UTC Canada is acquiring the Purchased Shares for its own account, solely for investment and with no present intention to distribute any of such Purchased Shares and is subject to no arrangement or understanding with any other persons regarding the distribution of the Purchased Shares; (iii) UTC Canada will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Purchased Shares, except in compliance with the Securities Act and the rules and regulations promulgated thereunder and any other applicable state securities laws; (iv) UTC Canada has, in connection with its decision to purchase the Purchased Shares, relied solely upon the representations and warranties of Watsco contained in this Agreement; (v) UTC Canada has had an opportunity to discuss this investment with representatives of Watsco and ask questions of them; and (vi) UTC Canada is either a “qualified institutional buyer” as defined by Rule 144A promulgated under the Securities Act or an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act.

7.2 Reliance on Exemptions. UTC Canada understands that the Purchased Shares are being offered and sold to in reliance upon specific exemptions from the registration requirements of the Securities Act and state securities laws and that Watsco is relying upon the truth and accuracy of, and UTC Canada’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of UTC Canada contained in this Agreement in order to determine the availability of such exemptions and the eligibility of UTC Canada to acquire the Purchased Shares.

7.3 Confidentiality. UTC Canada understands that this Agreement, the information contained in all materials provided to UTC Canada by Watsco and its representatives, including any information conveyed orally, in connection with the transactions contemplated hereunder (“Confidential Information”), is strictly confidential and proprietary to Watsco and is being provided to UTC Canada solely for UTC Canada’s confidential use in connection with the transactions contemplated hereunder. UTC Canada agrees to use the Confidential Information solely for the purpose of evaluating a possible investment in the Purchased Shares, and UTC Canada acknowledges that it is prohibited from distributing, divulging or discussing any Confidential Information, in whole or in part, with any Person, except to UTC Canada’s financial, investment or legal advisors (such Persons, “Authorized Advisors”), solely to the extent necessary for such Authorized Advisors to assist UTC Canada with its proposed investment in the Purchased Shares. To the extent that UTC Canada provides, directly or indirectly, any Confidential Information to any Authorized Advisor, UTC Canada shall ensure that such Authorized Advisor maintains the confidentiality of the Confidential Information to the same extent applicable to UTC Canada as set forth in this Section 7.3. Confidential Information does not include any information that is or becomes publicly available through no fault of UTC Canada, or that UTC Canada is required to disclose pursuant to applicable law, regulation or legal process; provided, however, that if UTC Canada is requested or ordered to disclose any Confidential Information pursuant to any court or other government order or any other applicable legal procedure, it shall provide Watsco with prompt notice of any such request or order so that Watsco may seek an appropriate protective order.

7.4 Investment Decision. UTC Canada understands that nothing in this Agreement or any other materials presented to UTC Canada in connection with the purchase and sale of the Purchased Shares constitutes legal, tax or investment advice. UTC Canada has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares.

7.5 Risk of Loss. UTC Canada understands that its investment in the Purchased Shares involves a significant degree of risk, including a risk of total loss of UTC Canada’s investment, and UTC Canada has full cognizance of and understands all of the risk factors related to its purchase of the Purchased Shares, including, but not limited to, those set forth in the SEC Reports. UTC Canada understands that no representation is being made as to the future value of the Purchased Shares.

7.6 Authorization, Enforceability and Related Matters. (i) UTC Canada has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement; (ii) the making and performance of this Agreement by UTC Canada and the consummation by UTC Canada of the transactions contemplated herein will not violate any provision of the organizational documents of UTC Canada or, except to the extent that it would not have a Material Adverse Effect on UTC Canada’s ability to consummate the transactions contemplated hereby, conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which UTC Canada is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body; administrative agency or other governmental agency or body applicable to UTC Canada, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required in respect of UTC Canada’s execution and delivery of this Agreement or the consummation by UTC Canada of the transactions contemplated by this Agreement; (iv) upon the execution and mutual delivery of this Agreement by the parties hereto, this Agreement shall constitute a legal, valid and binding obligation of UTC Canada, enforceable against UTC Canada in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws; and (v) there is not in effect any order enjoining or restraining UTC Canada from entering into or engaging in any of the transactions contemplated by this Agreement.

7.7 Brokers or Finders. No broker, investment banker, financial advisor or other individual, corporation, general or limited partnership, limited liability company, firm, joint venture, association, enterprise, joint securities company, trust, unincorporated organization or other person or entity is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of UTC Canada or of its Affiliates.

SECTION 8. Restrictions on Transfer.

8.1 Restrictions on Transfer. The Purchased Shares may be disposed of only in compliance with state and federal securities laws. In connection with any transfer of any Purchased Shares other than pursuant to an effective registration statement or Rule 144 under the Securities Act, Watsco may require the transferor thereof to provide to Watsco an opinion of counsel selected by the transferor and reasonably acceptable to Watsco, the form and substance of which opinion shall be reasonably satisfactory to Watsco, to the effect that such transfer does not require registration of such transferred Purchased Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement.

8.2 General Legend. UTC Canada agrees that a restrictive legend, in substantially the following form, shall be imprinted on the Purchased Shares:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO WATSCO, INC., A FLORIDA CORPORATION, AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

SECTION 9. Survival of Representations, Warranties and Agreements. All covenants, representations and warranties made by Watsco and UTC Canada herein and in any documents delivered pursuant hereto shall survive for a period of two (2) years following the Closing Date.

SECTION 10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when received by confirmed facsimile or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to Watsco and UTC Canada as follows or at such other addresses as Watsco or UTC Canada may designate upon five (5) days’ advance written notice to the other party:

(a)	if to Watsco, to:

Watsco, Inc.

2665 South Bayshore Drive,

Suite 901

Coconut Grove, FL 33133

Attn: Barry S. Logan

Senior Vice President

Fax: (305) 858-4492

with a copy (that shall not constitute notice) to:

Greenberg Traurig, P.A.

333 Avenue of the Americas

(333 S.E. 2nd Avenue)

Miami, Florida 33131

Attn: Jaret L. Davis, Esq.

Fax: (305) 579-9676

(b)	if to UTC Canada, to:

c/o UTC Climate Controls & Security

One Carrier Place

Farmington, CT 06034-4015

Attn:      General Counsel

Fax:       (860) 674-3246

with a copy (that shall not constitute notice) to:

K&L Gates, LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, PA 15222-2613

Attn: David L. Forney

Fax: (412) 355-6501

SECTION 11. Amendments. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by Watsco and UTC Canada. No waiver of any provision this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

SECTION 12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 13. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 14. Governing Law. This Agreement and any disputes or claims arising out of or in connection with its subject matter shall be governed by and construed in accordance with the laws of the State of Florida without regard to the rules of conflict of laws of such state that would cause the laws of another jurisdiction to apply. The parties hereto acknowledge and agree that venue and jurisdiction for any claim, suit or controversy related to or arising out of this Agreement shall lie in the state or federal courts located in Miami-Dade County, Florida. THE PARTIES HEREBY WAIVE THE RIGHT TO JURY TRIAL OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THEM.

SECTION 15. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one instrument. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.

SECTION 16. Entire Agreement. This Agreement and the Asset Purchase Agreement contain the entire understanding of the parties with respect to the matters covered herein and therein; and, except as specifically set forth herein or therein, neither Watsco nor UTC Canada makes any representation, warranty, covenant or undertaking with respect to such matters.

SECTION 17. Fees and Expenses. Except as expressly set forth herein, Watsco, on the one hand, and UTC Canada, on the other hand, shall pay their respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 18. Parties. This Agreement is made solely for the benefit of and is binding upon Watsco and UTC Canada, and no other Person shall acquire or have any right under or by virtue of this Agreement.

SECTION 19. Assignment. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. This Agreement and the rights of UTC Canada hereunder may be assigned by UTC Canada only with the prior written consent of Watsco. Watsco may not assign this Agreement without the written consent of UTC Canada.

SECTION 20. Further Assurances. Each party agrees to cooperate fully with the other party hereto and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by the other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

SECTION 21. Liability Not Affected by Knowledge or Waiver. The right to recovery of losses or other remedy based upon breach of representations, warranties or covenants will not be affected by any investigation conducted, or knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance or noncompliance with any such representation, warranty, or covenant.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first above written.

ISSUER:

WATSCO, INC.

By:	/s/ Barry S. Logan
Name:	Barry S. Logan
Title:	Senior Vice President

PURCHASER:

UTC CANADA CORPORATION

By:	/s/ William F. Striebe
Name:	William F. Striebe
Title:	Authorized Signatory

Solely for purposes of Section 4 and Section 5.1(c):

CARRIER CORPORATION

By:	/s/ William F. Striebe
Name:	William F. Striebe
Title:	Vice President, Business Development

Signature page to Subscription Agreement